Exhibit 99.1

RealD Inc. Reports Financial Results for Second Quarter of Fiscal 2012

LOS ANGELES (November 2, 2011) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced financial results for its second quarter of fiscal 2012 ended September 23, 2011.

Second Quarter Financial Highlights

Revenue

•                  Revenue was $88.0 million, an increase of 35% from $65.3 million in the second quarter of fiscal 2011.

•                  Net license revenue was $52.0 million, an increase of 119% from $23.8 million in the second quarter of fiscal 2011.

•                  Excluding the impact of $11.6 million in exhibitor stock option expense in the prior year quarter (a contra revenue item), licensing revenue increased 47% year-over-year.  Since all exhibitor stock options vested in fiscal 2011, RealD does not expect to incur exhibitor stock option expense during the current fiscal year or in future years.

•                  Product and other revenue was $36.0 million, a decrease of 13% from $41.6 million in the second quarter of fiscal 2011.  The decrease is partially attributable to an increasing number of international consumers returning to the cinema with RealD eyewear purchased at a previous RealD showing.

•                  License revenue increased to 59% of gross revenue during the quarter from 46% of gross revenue in the second quarter of fiscal 2011, whereas product revenue decreased to 41% of gross revenue during the quarter from 54% of gross revenue in the second quarter of fiscal 2011.

GAAP Results — Profitability Measures and Balance Sheet

•                  GAAP net income attributable to common stockholders was $18.9 million, or $0.33 per diluted share.  In the second quarter of fiscal 2011, the Company recorded a GAAP net loss attributable to common stockholders of $5.1 million, or $0.12 per share.

•                  Gross margin increased to 48% from 21% in the second quarter of fiscal 2011.

•                  The Company’s balance sheet at September 23, 2011 included total cash and cash equivalents of $32.5 million and total debt of $25.0 million.  The Company had $25 million available on its line of credit as of September 23, 2011.

Non-GAAP Results — Profitability Measures

•                  Adjusted EBITDA was $44.4 million, an increase of 169% from $16.5 million in the second quarter of fiscal 2011.

•                  Adjusted EBITDA increased to 50% of net revenue from 25% of net revenue in the second quarter of fiscal 2011.

•                  Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures”, which includes a reconciliation to its most comparable GAAP measure, net income.

“A strong 3D film slate and our growing base of 3D cinema systems worldwide enabled RealD to deliver significant year-over-year growth in license revenue, a key driver of our growth in net income and Adjusted EBITDA during the quarter,” said Michael V. Lewis, Chairman and Chief Executive Officer of RealD.

Key Metrics and International Revenue Statistics

•                  International markets generated 56% of gross license revenue in the quarter compared to 52% of gross license revenue in the second quarter of fiscal 2011.

•                  As of September 23, 2011, the Company had deployed approximately 18,700 RealD-enabled screens, an increase of 101% from approximately 9,300 screens as of September 24, 2010, and an increase of 1,200 screens, or 7%, from approximately 17,500 screens as of June 24, 2011.

•                  As of September 23, 2011, the Company had approximately 11,100 domestic screens at approximately 2,500 domestic theater locations and approximately 7,600 international screens at approximately 2,400 international theater locations.

Recent Business Highlights

•                  RealD entered into agreements with two Chinese cinema circuits: SHIMAO Cinema and Beijing SAGA Luxury Cinema.  Each exhibitor committed to equip a minimum of 100 auditoriums with RealD technology.

•                  RealD today is announcing revised expectations for its license agreement with Samsung Electronics LCD Business.  In May 2011, RealD and Samsung announced that panels featuring RealD 3D display technology were expected to be made available to consumer electronics manufacturers by early 2012.   RealD has recently learned that Samsung’s initiative to manufacture panels under the RealD license agreement is not being pursued at this time.  As a result, RealD is now pursuing other potential partners for its 3D display technology among consumer electronics panel manufacturers.

3D Theatrical Release Schedule for Fiscal 2012 Ending March 23, 2012

(As of November 2, 2011 — Domestic)

Fiscal Q1 2012	Film	Domestic Release Date
	Rio	4/15/2011
	Hoodwinked Too! Hood vs. Evil	4/29/2011
	Thor	5/6/2011
	Priest	5/13/2011
	Pirates of the Caribbean: On Stranger Tides	5/20/2011
	Kung Fu Panda 2	5/26/2011
	Green Lantern	6/17/2011
	Cars 2	6/24/2011

Fiscal Q2 2012	Film	Domestic Release Date
	Transformers: Dark of the Moon	6/29/2011
	Harry Potter and the Deathly Hallows Part 2	7/15/2011
	Captain America: The First Avenger	7/22/2011
	The Smurfs	7/29/2011
	Glee Live!	8/12/2011
	Final Destination 5	8/12/2011
	Spy Kids 4: All the Time in the World	8/19/2011
	Conan the Barbarian	8/19/2011
	Fright Night	8/19/2011
	Shark Night 3D	9/2/2011
	Lion King 3D (re-release)	9/16/2011
	Dolphin Tale 3D	9/23/2011

Fiscal Q3 2012	Film	Domestic Release Date
	Three Musketeers	10/21/2011
	Puss in Boots	10/28/2011
	A Very Harold & Kumar 3D Christmas	11/4/2011
	Immortals	11/11/2011
	Happy Feet 2	11/18/2011
	Arthur Christmas	11/23/2011
	Hugo	11/23/2011
	The Adventures of Tintin	12/21/2011

Fiscal Q4 2012	Film	Domestic Release Date
	The Darkest Hour	12/25/2011
	Beauty and the Beast 3D (re-release)	1/13/2012
	Underworld 4: Awakening	1/20/2012
	Journey 2: The Mysterious Island	2/10/2012
	Star Wars: Episode 1: The Phantom Menace (re-release)	2/10/2012
	Ghost Rider: Spirit of Vengeance	2/17/2012
	Dr. Seuss’ The Lorax	3/2/2012
	Hansel & Gretel: Witch Hunters	3/2/2012
	John Carter	3/9/2012

Sources: Rentrak and imdb.com.

Conference Call Information

Members of RealD management will host a conference call to discuss the Company’s financial results for the second quarter ended September 23, 2011 beginning at 4:30 pm ET (1:30 pm PT), today, November 2, 2011.  To access the call via telephone, interested parties should dial (877) 941-1427 (U.S.) or (480) 629-9664 (International) ten minutes prior to the start time and use conference ID 4476324.

The conference call will also be broadcast live over the Internet, hosted at the Investor Relations section of the Company’s website at www.reald.com.  An archived replay of the call will be available via webcast at www.reald.com or by dialing (877)-870-5176, or (858) 384-5517 for international callers. The conference ID for the telephone replay is 4476324.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s relationships with consumer electronics panel manufacturers and its ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; 3D motion picture releases and conversions scheduled for fiscal 2012 ending March 23, 2012, their commercial success and consumer preferences; our ability to increase the number of RealD-enabled screens in domestic and international markets and market share; our ability to supply our solutions to our customers on a timely basis; RealD’s relationships with its exhibitor and studio partners and the business model for 3D eyewear in North America; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; RealD’s projected operating results; and competitive pressures in domestic and international markets. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  The Company’s Quarterly Report on Form 10-Q for the three months ended September 23, 2011 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides Adjusted EBITDA as a supplemental measure of its performance.   The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, income and other taxes, and depreciation and amortization, as further adjusted to eliminate the impact of share based compensation expense, exhibitor option expense and certain other items not considered by RealD management to be indicative of the company’s core operating performance.

RealD presents Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.  RealD’s management does not itself, nor does it suggest that investors should, consider any such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA is used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; in communications with its Board of Directors concerning financial performance; and as part of the Company’s credit agreement in which Adjusted EBITDA is used to measure compliance with certain covenants. Because not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.  Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content.  RealD’s cutting-edge 3D technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Shanghai, China; Hong Kong; and Tokyo, Japan. For more information, please visit our website at www.reald.com.

© 2011 RealD Inc.  All Rights Reserved.

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com

Media Contact:

Rick Heineman

310-339-9347

rheineman@reald.com

RealD Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	September 23,	September 24,	September 23,	September 24,
	2011	2010	2011	2010

Revenue:
License	$51,981	$23,762	$87,692	$49,552
Product and other	36,014	41,560	$59,863	$80,290
Total revenue	87,995	65,322	147,555	129,842
Cost of revenue:
License (1)	14,703	3,364	21,119	6,359
Product and other	30,770	48,135	48,595	91,758
Total cost of revenue	45,473	51,499	69,714	98,117
Gross profit	42,522	13,823	77,841	31,725
Operating expenses:
Research and development	3,755	3,425	8,400	6,404
Selling and marketing	6,466	5,333	13,695	9,438
General and administrative	9,792	8,369	18,222	14,599
Total operating expenses	20,013	17,127	40,317	30,441
Operating income (loss)	22,509	(3,304)	37,524	1,284
Interest expense	(272)	(283)	(483)	(802)
Other income	1,099	197	949	6,807
Income (loss) before income taxes	23,336	(3,390)	37,990	7,289
Income tax expense	4,159	824	9,411	1,651
Net income (loss)	19,177	(4,214)	28,579	5,638
Net (income) loss attributable to noncontrolling interest	(272)	187	(79)	(873)
Accretion of preferred stock	—	(1,096)	—	(4,934)
Net income (loss) attributable to RealD Inc. common stockholders	$18,905	$(5,123)	$28,500	$(169)

Earnings (loss) per common share:
Basic	$0.35	$(0.12)	$0.53	$(0.01)
Diluted	$0.33	$(0.12)	$0.50	$(0.01)

Shares used in computing earnings (loss) per common share:
Basic	54,343	42,856	54,151	33,774
Diluted	56,788	42,856	57,287	33,774

(1)   The three and six month periods ended September 23, 2011 include $6.8 million in impairment charged to cost of revenue for certain of the cinema systems.

RealD Inc.

Consolidated Balance Sheets

(In thousands)

	September 23,	March 25,
	2011	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,515	$16,936
Accounts receivable, net	53,762	50,676
Inventories	55,696	54,971
Deferred costs — eyewear	211	49
Deferred income taxes	—	1,029
Income taxes receivable	—	139
Prepaid expenses and other current assets	1,584	1,734
Total current assets	143,768	125,534
Property and equipment, net	8,617	7,889
Cinema systems, net	143,123	122,226
Digital projectors, net-held for sale	4,516	10,475
Goodwill	10,657	10,657
Other intangibles, net	1,830	1,918
Deferred income taxes	817	—
Other assets	3,270	1,448
Total assets	$316,598	$280,147
Liabilities and equity
Current liabilities:
Accounts payable	$40,895	$58,713
Accrued expenses and other liabilities	29,429	40,118
Deferred revenue	13,344	14,176
Credit facility agreement	25,000	—
Deferred income taxes	699	—
Income taxes payable	6,891	—
Current portion of long-term debt	—	2,291
Total current liabilities	116,258	115,298
Deferred revenue, net of current portion	15,074	14,106
Other long-term liabilities, customer deposits and virtual print fee liability	3,202	4,533
Long-term debt, net of current portion	—	19
Deferred income taxes	—	1,091
Commitments and contingencies
Equity
Common stock	301,289	292,904
Accumulated deficit	(121,080)	(149,580)
Total RealD Inc. stockholders’ equity	180,209	143,324
Noncontrolling interest	1,855	1,776
Total equity	182,064	145,100
Total liabilities and equity	$316,598	$280,147

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three months ended		Six months ended
	September 23,	September 24,	September 23,	September 24,
(in thousands)	2011	2010	2011	2010

Net income (loss)	$19,177	$(4,214)	$28,579	$5,638
Add (deduct):
Interest expense	272	283	483	802
Income tax expense	4,159	824	9,411	1,651
Depreciation and amortization	7,054	3,376	13,152	6,044
Other income (1)	(1,099)	(197)	(949)	(6,807)
Share-based compensation expense (2)	4,733	2,352	7,632	3,008
Exhibitor option expense (3)	—	11,556	—	12,048
Impairment of assets and intangibles (4)	7,710	164	7,828	295
Sales and use tax (5)	2,017	2,007	3,507	4,152
Property tax (6)	330	241	766	447
Management fee (7)	—	87	—	175
Adjusted EBITDA	$44,353	$16,479	$70,409	$27,453

(1)	Includes amortization of debt issue costs, unrealized foreign currency exchange gains and losses and gains from the sale of digital projectors.
(2)	Represents share-based compensation expense of nonstatutory and incentive stock options and restricted stock units to employees, officers and directors.
(3)

Represents stock options granted to some of our motion picture exhibitor licensees. The amounts are recorded as motion picture exhibitor option expense/contra revenue in the consolidated financial statements.

(4)	Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and identifiable intangibles.
(5)	Represents taxes incurred by us for cinema license and product revenue.
(6)	Represents property taxes on RealD Cinema Systems and digital projectors.
(7)

Represents payment of management fees to our Series C mandatorily redeemable convertible preferred stockholder (included in general and administrative expense, which was terminated upon the completion of our initial public offering).